                                                                  Exhibit 99.1


     Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.














                 SPONSORED RESEARCH AND COLLABORATION AGREEMENT


                                 by and between


                       THE J. DAVID GLADSTONE INSTITUTES

                                       and

                      CAMBRIDGE NEUROSCIENCE PARTNERS, INC.





                         dated as of December 23, 1996

                                TABLE OF CONTENTS


      1.    DEFINITIONS....................................................  1

      2.    INVESTIGATORS..................................................  2
            2.1.  Principal Investigator...................................  2
            2.2.  Co-Investigator..........................................  2

      3.    RESEARCH PROGRAM...............................................  2
            3.1.  General..................................................  2
            3.2.  Records..................................................  2
            3.3.  Consultation and Access..................................  3

      4.    FUNDING AND RECORDS............................................  3
            4.1.  Funding..................................................  3
            4.2.  Funding Commitment.......................................  3
            4.3.  Equipment................................................  3
            4.4.  Use of Funds.............................................  3

      5.    MEETINGS AND REPORTS...........................................  3
            5.1.  Meetings.................................................  3
            5.2.  Reports..................................................  3

      6.    INTELLECTUAL PROPERTY RIGHTS...................................  4
            6.1.  Definitions..............................................  4
            6.2.  Ownership of New Inventions..............................  4
            6.3.  Disclosure of New Inventions in the Field................  5
            6.4.  New Inventions Outside the Field.........................  5
            6.5.  Responsibility for Patent Filing and Prosecution.........  6
            6.6.  Research Results and Program Materials; Reserved Rights..  7
            6.7.  Right to Fund Research Regarding New Opportunities.......  7
            6.8.  Invention Know-How.......................................  7
            6.9.  Warranties Regarding the Invention.......................  8
            6.10. No Other Rights..........................................  8

      7.    PUBLICATION AND CONFIDENTIALITY................................  8
            7.1.  Publication Rights.......................................  8
            7.2.  Limitations on Publication...............................  8
            7.3.  Confidentiality..........................................  9

      8.    TERM AND TERMINATION........................................... 10
            8.1.  Term..................................................... 10
            8.2.  Termination for Breach................................... 10
            8.3.  Effect of Termination.................................... 10
            8.4.  Survival................................................. 11

      9.    INDEMNIFICATION................................................ 11
            9.1.  Indemnification by CNPI.................................. 11
            9.2.  Indemnification by GLADSTONE............................. 12
            9.3.  Procedure................................................ 12

      10.   GENERAL PROVISIONS............................................. 12
            10.1. Arbitration.............................................. 12
            10.2. Governing Law............................................ 13
            10.3. Independent Contractors.................................. 13
            10.4. Parties Bound............................................ 13
            10.5. Entire Agreement......................................... 13
            10.6. Further Assurances....................................... 13
            10.7. Right to Develop Independently........................... 13
            10.8. Notices.................................................. 13
            10.9. Use of Names............................................. 14
            10.10.      No Oral Modification............................... 14
            10.11.      Waiver............................................. 14
            10.12.      Headings........................................... 15
            10.13.      Severability....................................... 15
            10.14.      Counterparts....................................... 15
            10.15.      Force Majeure...................................... 15

                 SPONSORED RESEARCH AND COLLABORATION AGREEMENT



      THIS SPONSORED RESEARCH AND COLLABORATION AGREEMENT ("Agreement"), effective as of December 23, 1996 (the "Effective Date"), is made and entered into by and between Cambridge NeuroScience Partners, Inc. ("CNPI"), a Delaware corporation with its principal offices at One Kendall Square, Building 700, Cambridge, MA 02139, and The J. David Gladstone Institutes ("GLADSTONE"), a charitable trust with offices located at Irvine and San Francisco, California.

      WHEREAS, CNPI desires to sponsor a program of research at GLADSTONE under the direction of the Principal Investigator described in the Research Plan attached as Exhibit A hereto;

      WHEREAS, GLADSTONE desires to promote scientific inquiry and the public benefit by conducting further research in the subject area of the Research Plan;

      WHEREAS, CNPI desires to conduct collaborative research and to obtain certain rights and licenses to inventions and technology arising out of or in connection with such a program of research; and

      WHEREAS, GLADSTONE is obligated to disclose and assign to the Regents of the University of California ("The Regents"), a California corporation, in accordance with an agreement dated June 8, 1977, as amended on March 27, 1984 and January 21, 1986 (the "Gladstone/Regents Agreement") all patentable rights in intellectual property arising from research conducted by GLADSTONE investigators under this Agreement, and, if The Regents elects to secure patent protection for such rights, pursuant an Option Agreement of even date herewith by and between The Regents and CNPI (the "Option Agreement"), The Regents is obligated to grant CNPI exclusive rights to such patentable rights to the extent provided in this Agreement and permitted under applicable law. If The Regents elects not to secure patent protection for such rights and releases such rights to the GLADSTONE investigator named as the inventor, the GLADSTONE investigator is obligated, if requested by GLADSTONE, to assign such rights to GLADSTONE.

      NOW, THEREFORE, in consideration of the promises and undertakings set forth above and hereinafter, the parties hereto agree as follows:


1.    DEFINITIONS

      1.1. "Field" shall mean the "Field of Use" as that term is defined in the Option Agreement.

      1.2. "Party" shall mean GLADSTONE or CNPI except for purposes of Articles 6 and 8 and Section 10.1 hereof, wherein "Party" shall mean GLADSTONE/Regents (as defined therein) or CNPI.

      1.3. "Research Program" shall mean a program of research in the Field mutually agreed to in writing by the Parties in accordance with the quarterly meetings to be held pursuant to Section 5.1 hereof and as further described in the Research Plan and Budget attached as Exhibit A hereto and made a part of this Agreement.


2.    INVESTIGATORS

      2.1. PRINCIPAL INVESTIGATOR. For the purpose of this Agreement and pursuant to GLADSTONE policy, Dr. Robert W. Mahley is designated the Principal Investigator (the "Principal Investigator") who shall be responsible for the administration, direction and content of the Research Program, including budgeting and revisions to the budget reasonably necessary to accomplish the Research Program, subject to the approval of CNPI, which approval shall not be unreasonably withheld or delayed. Should the Principal Investigator leave GLADSTONE or otherwise become unavailable during the term of this Agreement, GLADSTONE may nominate a replacement, subject to the approval of CNPI. If CNPI does not accept the replacement, the Research Program and budget may be modified to reflect a reduced scope of work or terminated on thirty (30) days' prior written notice at the option of CNPI in its sole discretion. CNPI hereby agrees that Dr. Karl H. Weisgraber is an acceptable replacement.

      2.2. CO-INVESTIGATOR. CNPI agrees to assign Dr. Robert N. McBurney (the "Co-Principal Investigator") to direct CNPI's participation in the Research Program. CNPI reserves the right to substitute a new Co-Principal Investigator at any time without the prior approval of GLADSTONE.


3.    RESEARCH PROGRAM

      3.1. GENERAL. Principal Investigator will use his best efforts to conduct the Research Program. The Research Program shall be under the direction of Principal Investigator and shall be conducted at GLADSTONE. Modifications to the Research Program may be made from time to time, as mutually agreed upon in writing by GLADSTONE and CNPI.

      3.2. RECORDS. The Principal Investigator and other personnel at GLADSTONE assisting the Principal Investigator in the Research Program will keep accurate scientific records relating to the Research Program and will make such records available to CNPI during normal business hours upon reasonable notice. It is understood that such records shall include detailed, witnessed laboratory notebooks sufficient to document any patentable inventions made in the course of the Research Program. Upon request by CNPI, and at its expense, the Principal Investigator agrees promptly to provide copies of all such materials to CNPI. It is understood by the Parties that CNPI owns its own records and laboratory notebooks as well as those of the Co-Principal Investigator and GLADSTONE owns the Principal Investigator's records and laboratory notebooks and the data contained therein.

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      3.3. CONSULTATION AND ACCESS. The Co-Principal Investigator and/or his
designees may consult informally with the Principal Investigator, both in person and by telephone, regarding performance of the Research Program. The Co-Principal Investigator and/or his designees shall have reasonable access to the GLADSTONE facilities where the Research Program is being conducted at times convenient to GLADSTONE and after reasonable notice.


4.    FUNDING AND RECORDS

      4.1. FUNDING. As consideration for conducting the Research Program, CNPI agrees to fund Principal Investigator's activities under the Research Program. The level of funding as set forth in the budget attached hereto as Exhibit A (the "Budget") shall be: One Million Two Hundred and Fifty Thousand Dollars ($1,250,000.00) in the first year; a minimum of One Million Two Hundred and Fifty Thousand Dollars ($1,250,000.00) in the second year; and a minimum of One Million Two Hundred and Fifty Thousand Dollars ($1,250,000.00) in the third year. All funds shall be paid on a semi-annual basis, in advance.

      4.2. FUNDING COMMITMENT. Unless this Agreement is earlier terminated pursuant to Article 8 hereof, CNPI agrees to provide the total minimum amount of funding for the three years of the Research Program as set forth in Section 4.1 above.

      4.3. EQUIPMENT. Title to supplies or equipment purchased under the Research Program shall vest in GLADSTONE.

      4.4. USE OF FUNDS. GLADSTONE shall monitor expenditures in accordance with its policies to ensure that the funds provided by CNPI are properly spent in the performance of the Research Program.


5.    MEETINGS AND REPORTS

      5.1. MEETINGS. Joint scientific meetings between GLADSTONE and CNPI shall occur quarterly during the term of this Agreement to discuss the results generated under the Research Program and to consider modifications to the Research Program based upon such results. Such meetings shall occur at CNPI or GLADSTONE at such times as shall be determined by mutual agreement of GLADSTONE and CNPI, at CNPI's expense, and shall be attended by Principal Investigator and designated members of the GLADSTONE research group, and representatives of CNPI.

      5.2. REPORTS. GLADSTONE shall promptly disclose data and information obtained under the Research Program in written quarterly reports to CNPI.

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6.    INTELLECTUAL PROPERTY RIGHTS

      6.1.  Definitions.
            -----------

            (a) "Materials" shall mean any tangible biological, chemical or physical materials.

            (b) "New Invention" shall mean any potentially patentable invention arising from the Research Program which is (i) conceived during the term of this Agreement by employees or agents of GLADSTONE or by employees or agents of both GLADSTONE and CNPI jointly and (ii) constructively or actually reduced to practice during the term of this Agreement.

            (c) "New Opportunity" shall mean any potentially patentable invention arising from the Research Program other than New Inventions which is conceived during the term of this Agreement by employees or agents of GLADSTONE but which is not reduced to practice, either actually or constructively, during the term of this Agreement.

            (d) "Option/License Agreement" shall mean the Option Agreement and any License Agreement (as it may be amended from time to time) resulting from the exercise of the Option (as defined in the Option Agreement).

            (e) "Program Materials" shall mean Materials that are discovered or developed in the performance of the Research Program.

            (f) "Research Results" shall mean all data, test results, laboratory notes, techniques, know-how, and any other research results that are obtained in the performance of the Research Program. The term "Research Results" shall not include any Program Materials, patentable inventions, claims of copyright or other intellectual property based on Research Results.

      6.2. OWNERSHIP OF NEW INVENTIONS. All rights to New Inventions made solely by GLADSTONE's employees and agents and arising from research conducted under this Agreement shall belong to GLADSTONE, subject to the rights of The Regents pursuant to the GLADSTONE/Regents Agreement (GLADSTONE and The Regents are hereinafter referred to as "GLADSTONE/Regents"). CNPI shall cause its employees and agents to assign all rights to New Inventions to CNPI. All rights to New Inventions made jointly by GLADSTONE's employees or agents with one or more employees or agents of CNPI and arising from research conducted under this Agreement shall belong jointly to GLADSTONE/Regents and CNPI. CNPI shall be granted rights under the Option/License Agreement to GLADSTONE's and The Regents' interest in New Inventions in the Field in accordance with the terms thereof and CNPI shall be granted rights under The Regents' interest in New Inventions outside the Field in accordance with Section 6.4 below. The Regents agrees to assert rights to the Invention (as defined in the Option/License Agreement) and New Inventions both in and outside of the Field.

      6.3. DISCLOSURE OF NEW INVENTIONS IN THE FIELD. Each Party shall promptly disclose to the other Party any New Inventions in the Field arising under this Agreement. The Party to whom such New Invention is disclosed agrees to hold such disclosure on a confidential basis. The rights of CNPI to license New Inventions in the Field are governed by the Option/License Agreement.

      6.4. New Inventions Outside the Field.
           --------------------------------

            (a) GLADSTONE/Regents shall promptly disclose to CNPI any New Inventions outside the Field arising under this Agreement. The Party to whom such New Invention is disclosed agrees to hold such disclosure on a confidential basis.

            (b) To the extent that GLADSTONE and The Regents have the legal right to do so, CNPI shall be entitled to an exclusive license to GLADSTONE's and Regents' interest in each New Invention outside the Field on terms to be negotiated in good faith between the Parties as set forth herein. CNPI agrees to notify GLADSTONE/Regents in writing within ninety (90) days of disclosure of the applicable New Invention outside the Field as to whether or not it wishes to negotiate a license to such New Invention. Upon CNPI's affirmative election to negotiate a license, GLADSTONE/Regents agree to negotiate in good faith with CNPI for a period of one hundred and eighty (180) days to conclude, at CNPI's option, either a license or option agreement for such New Invention. Such license or option agreement shall include reasonable terms typically found in licensing agreements and provide for diligent development of the New Invention and CNPI's obligation to reimburse GLADSTONE/Regents for patent expenses incurred by GLADSTONE/Regents with respect to such New Invention up to and including the effective date of such license or option agreement. If, at the end of such one hundred and eighty (180) day period, CNPI and GLADSTONE/Regents are unable to agree on terms for the license or option agreement, then, unless the Parties agree to extend the negotiation period, CNPI shall promptly deliver to GLADSTONE/Regents a final proposal detailing the terms on which it would enter into such an agreement (the "Final Proposal"). GLADSTONE/Regents shall have thirty (30) days from receipt of the Final Proposal to notify CNPI of its willingness to enter into an agreement on such terms. If GLADSTONE/Regents does not so notify CNPI, then GLADSTONE/Regents shall be free to dispose of the relevant New Invention in accordance with GLADSTONE/Regents' policy; provided, however, that, for a period of two (2) years from the expiration of such thirty
(30) day period, if GLADSTONE/Regents proposes to enter into any such arrangement with a third party on the terms set forth in the Final Proposal or on terms more favorable to the third party than the terms contained in the Final Proposal, then (i) GLADSTONE/Regents shall deliver to CNPI a notice specifying such terms (an "Offer Notice"), (ii) CNPI shall have fifteen (15) days from receipt of the Offer Notice to either waive its first refusal right or notify GLADSTONE/Regents of its desire to negotiate in good faith a definitive agreement reflecting such terms (the "Acceptance Notice") and (iii) if, at the end of thirty (30) days from the Acceptance Notice, CNPI and GLADSTONE/Regents fail to enter into a definitive agreement reflecting such terms, then the parties shall submit any disputed issues regarding such agreement to binding arbitration pursuant to Section 10.1 hereof. If CNPI waives its first refusal right with respect to the terms set forth in the Offer Notice or fails to deliver to GLADSTONE/Regents an Acceptance Notice within the requisite fifteen
(15) day period, then GLADSTONE/Regents shall be free to enter into an arrangement for the relevant New Invention with a third party, the terms of such arrangement to be no more favorable to the third party than those set forth in the Offer Notice if entered into during the aforementioned two (2) year period.

            (c) If CNPI elects not to secure a license, then rights to such New Invention may be disposed of by GLADSTONE/Regents with no further obligation to CNPI.

      6.5.  Responsibility for Patent Filing and Prosecution.
            -------------------------------------------------

            (a) GLADSTONE/Regents shall control the preparation, filing and prosecution of patent applications that are owned solely by GLADSTONE/Regents and filed by GLADSTONE/Regents in connection with New Inventions in the Field as provided in the Option/License Agreement.

            (b) In the case of patent applications owned solely by GLADSTONE/Regents and filed by GLADSTONE/Regents in connection with New Inventions outside the Field, GLADSTONE/Regents shall provide CNPI in a timely manner with copies of all patent applications filed by GLADSTONE/Regents in connection therewith that may be or have been licensed to CNPI pursuant to this
Article 6 and/or the Option/License Agreement, as well as those documents involved in the prosecution thereof, so that CNPI shall have an opportunity to provide comment on any such applications and documents. Unless CNPI either (a) notifies GLADSTONE/Regents pursuant to Section 6.4(b) that it does not wish to negotiate a license to a New Invention or (b) fails, within the ninety (90)-day period set forth in the said sentence, to notify GLADSTONE/Regents that it wishes to negotiate such a license, CNPI shall bear the expenses associated with the filing and prosecution of patent applications covering New Inventions outside the Field. GLADSTONE/Regents will not abandon any such application without the consent of CNPI for so long as CNPI agrees to pay for the expenses thereof. In the event that GLADSTONE/Regents elects to abandon any patent application with CAMBRIDGE NuCo's consent, CNPI may, in its sole discretion, elect to take title to such patent application and continue prosecution of such application, in which event GLADSTONE/Regents agrees to assign all of its rights thereto to CNPI.

            (c) CNPI shall control the preparation, filing, prosecution and maintenance of patent applications that are jointly owned by CNPI and GLADSTONE/Regents. Such applications shall be prepared, filed and prosecuted by patent counsel reasonably acceptable to GLADSTONE/Regents. The Principal Investigator and GLADSTONE/Regents shall cooperate fully with and provide assistance to CNPI (or if the parties agree to have GLADSTONE/Regents exercise control, CNPI shall cooperate fully with and provide assistance to GLADSTONE/Regents) in connection with the preparation, filing, prosecution and maintenance of such jointly-owned patent applications, including, without limitation, execution of all documents and performance of all acts reasonably necessary to file and prosecute such patent applications and maintain, enforce and defend such patents. Each of CNPI and GLADSTONE/Regents shall provide the other in a timely manner with copies of all jointly-owned patent applications filed by each pursuant to Article 6, as well as those documents involved in the prosecution thereof, so that the other shall have an opportunity to provide comment on any such applications and documents. CNPI shall bear the expenses associated with the filing and prosecution of such jointly-owned patent applications. Neither Party shall abandon any such application without thirty
(30) days notice to the other.

      6.6.  Research Results and Program Materials; Reserved Rights.
            -------------------------------------------------------

            (a) CNPI shall have the unrestricted royalty-free right to use Research Results for any purpose; provided, however, that CNPI shall not use Research Results for commercial purposes unless it first obtains a commercial license thereto if such use would infringe any claim of a patent application or an issued patent as to which CNPI has not theretofore obtained a license for any reason pursuant to the Option/License Agreement or Section 6.4(b) hereof. CNPI shall have the right to use Program Materials for internal research programs. In the event that (i) CNPI desires to obtain a commercial license to any Program Materials that are not patentable or (ii) GLADSTONE/Regents determines that it desires to grant a commercial license for any such Program Materials, CNPI shall, in either case, have a right of first negotiation with respect to such a license and the Parties shall negotiate such a license in good faith in accordance with the procedures set forth in Section 6.4(b) hereof. GLADSTONE/Regents shall have the unrestricted right to use the Research Results for any purpose, subject to Section 7.2 hereof.

            (b) GLADSTONE/Regents reserves the right to use any Program Materials free of charge for its own research and educational purposes only. GLADSTONE further retains the right to distribute any Program Material to others engaged in non-commercial research, free of charge, under a written Gladstone Material Transfer Agreement which provides that use shall be restricted to non-commercial research. Prior to any transfer of Program Materials pursuant to the preceding sentence, GLADSTONE/Regents shall cause any investigator and/or institution to whom Program Materials are provided to enter into an agreement setting forth publications procedures substantially similar to those set forth in Sections 7.1 and 7.2 hereof providing CNPI with the right to review and comment on publications to be made by such investigator and/or institution and to remove any Confidential Information of CNPI. The Principal Investigator shall provide CNPI with a list for its records of the investigators and institutions to whom Program Materials have been provided as described under this Section 6.6(b) and shall keep the list current.

      6.7.  RIGHT TO FUND RESEARCH REGARDING NEW OPPORTUNITIES. At least sixty
(60) days prior to expiration or termination (except by GLADSTONE/Regents under Section 8.2) of this Agreement, the Principal Investigator will disclose each New Opportunity to CNPI in confidence and propose a program of research to actually reduce such New Opportunity to practice. CNPI shall have the first right to fund such additional research, such right to be exercised by written notice to GLADSTONE/Regents within forty-five (45) days of disclosure of such New Opportunity and program. Thereafter, the parties will promptly enter into a Sponsored Research Agreement covering such research. Promptly following the expiration or termination (except by GLADSTONE/Regents under Section 8.2) of this Agreement, GLADSTONE/Regents will disclose any New Opportunities which arose during the period since the original disclosure of New Opportunities, and CNPI will have a first right to fund research to actually reduce such New Opportunity to practice as set forth above. CNPI's rights under this Section 6.7 shall apply even if GLADSTONE/Regents constructively reduces a New Opportunity to practice by filing a patent application prior to the expiration of the (45) day period described above.

      6.8. INVENTION KNOW-HOW. GLADSTONE/Regents agrees to provide CAMBRIDGE NuCo with reasonable access to any technical information, experimental data and/or tangible

   Confidential material omitted and filed separately with the Securities and
              Exchange Commission. Asterisks denote such omissions.

research materials relating to the Invention (as defined in the Option Agreement) for the purpose of evaluating its interest in exercising its Option under the Option Agreement.

      6.9. WARRANTIES REGARDING THE INVENTION. GLADSTONE warrants that Dr. Robert W. Mahley has not published or publicly presented any of the data or research results contained in U.S. Patent Applications Serial *********** and covering the Invention as defined in the Option Agreement.

      6.10. NO OTHER RIGHTS. Nothing contained in this Agreement shall be deemed to grant either directly or by implication, estoppel, or otherwise any license under any patents, patent applications, or other proprietary interests to any other invention, discovery, or improvement of any Party.


7.    PUBLICATION AND CONFIDENTIALITY

      7.1.  Publication Rights.
            ------------------

            (a) Subject to the rights granted to CNPI pursuant to this Agreement, including without limitation Section 7.2, the Principal Investigator shall have the right to publish or otherwise disclose all technical reports, information and/or data developed by the Principal Investigator under this Agreement. In connection with any publication or disclosure by the Principal Investigator during the term of this Agreement or after of such reports, information and/or data, CNPI may request that Principal Investigator include an appropriate acknowledgement of CNPI's sponsorship of the Research Program in such publication or disclosure.

      7.2.  Limitations on Publication.
            --------------------------

            (a) To avoid loss of patent rights as a result of premature public disclosure of patentable information, the Principal Investigator and GLADSTONE each agree to submit to CNPI, at least thirty (30) days prior to submission for publication or disclosure, any and all materials intended for publication or disclosure relating to technical reports, data, or information developed by the Principal Investigator and/or other personnel at GLADSTONE assisting the Principal Investigator under this Agreement. In the event CNPI believes patentable subject matter is disclosed in such materials it shall, within fifteen (15) days of its receipt thereof, notify GLADSTONE and publication or disclosure will thereupon be withheld for a period of up to ninety (90) days from the date of receipt by CNPI of the proposed publication or other disclosure so that a patent application covering such invention may be prepared and filed as provided in Section 6.3. Further, if CNPI believes that such materials contain Confidential Information (as defined below) of CNPI, the Principal Investigator and GLADSTONE agree to remove such Confidential Information from the proposed publication or disclosure. Further, in the case of a publication based on the results of x-ray crystallography, GLADSTONE agrees that the three-dimensional coordinates of any target molecules will not be published until such publication is required under the policy of the academic journal in which the results were first published.

            (b) CNPI agrees that, during the term of this Agreement and after, CNPI will appropriately acknowledge the contributions of the Principal Investigator and GLADSTONE in any publication or disclosure by CNPI of Research Results and data based upon the Research Program. In addition, CNPI agrees to provide the Principal Investigator a copy of any such publication or disclosure in confidence for information purposes at least thirty (30) days before public release of such publication or disclosure. The Principal Investigator shall have the right to reasonably edit any such publications or disclosures which are jointly authored by Principal Investigator. The foregoing shall not apply to press releases of Cambridge NeuroScience, Inc. ("CNSI") and/or CNPI issued in the ordinary course of business or to reports filed by CNSI and/or CNPI with the National Association of Securities Dealers, the Securities and Exchange Commission or any other governmental agency in accordance with applicable laws or regulations.

      7.3. CONFIDENTIALITY. Either Party, from time to time, in connection with the Research Program, may disclose Confidential Information to the other Party. For purposes of this Agreement, "Confidential Information" shall mean confidential and proprietary information and materials that are designated as confidential in writing by the providing Party, whether by letter or by use of an appropriate stamp or legend, prior to or at the same time any such information or materials are disclosed. Notwithstanding the foregoing to the contrary, materials and other information which are orally, visually or electronically disclosed, or are disclosed in writing without an appropriate letter, stamp, or legend, shall constitute Confidential Information if the providing Party, within thirty (30) days after such disclosure, delivers to the other Party a written document or documents describing the materials and identifying the Confidential Information. The Parties agree, to the extent permitted by law, that Confidential Information shall remain the property of the providing Party. Each of the Parties further agree to use its best efforts to insure that Confidential Information shall not be disclosed, divulged or otherwise communicated to third parties or used for any purposes other than to conduct the Research Program, provided that the obligations under this Section
7.3 shall not apply to information that:

            (a) is in possession of the recipient at the time of disclosure thereof a demonstrated by written records;

            (b) is or later becomes part of the public domain through no fault of the recipient;

            (c) is received by the recipient from a third party having no obligation of confidentiality to the providing Party;

            (d) is developed independently by the recipient without use of Confidential Information; or

            (e) is required by law or regulation to be disclosed; provided, however, that recipient has provided written notice to providing Party promptly to enable the providing Party to seek a protective order or otherwise prevent disclosure of such information.

   Confidential material omitted and filed separately with the Securities and
              Exchange Commission. Asterisks denote such omissions.

8.    TERM AND TERMINATION

      8.1. TERM. The term of this Agreement ("Term") shall commence on the Effective Date and continue in full force for three (3) years from and after the Effective Date, unless earlier terminated in accordance with Section 2.1 or this
Article 8. This Agreement may be renewed or extended by mutual written consent of the Parties within thirty (30) days prior to expiration.

      8.2. TERMINATION FOR BREACH. If either Party materially breaches any material warranty, term or condition of this Agreement (including but not limited to CNPI's failure to make any payments due and the failure of GLADSTONE and/or the Principal Investigator to diligently perform its or his respective obligations with respect to the Research Program in substantial accordance with Exhibit A hereto) and fails to remedy such material breach within sixty (60) days after receipt of notice in writing of such material breach from the other Party, the non-breaching Party, at such Party's option and in addition to any other remedies that such Party may have in law or in equity, may terminate this Agreement by sending written notice of termination with immediate effect to the other Party.

      8.3. EFFECT OF TERMINATION. Termination of this Agreement shall not affect the rights and obligations of the parties which accrued hereunder except as provided under this Section 8.3.

            (a) In the event that this Agreement is terminated for any reason, GLADSTONE will proceed in an orderly fashion to terminate any outstanding commitments and to stop the Research Program as soon as it is practicable to do so. All documented costs reasonably incurred by GLADSTONE in connection with such termination will be considered reimbursable costs, including costs incurred prior to the notice of termination but which have not yet been reimbursed, and commitments existing at the time the notice of termination is received which by their terms cannot be canceled. This shall include all non-cancelable contracts entered into and fellowships or postdoctoral associate appointments offered and accepted prior to the effective date of termination. After termination, any obligation of CNPI to GLADSTONE with respect to fellowships or postdoctoral associate appointments shall end as soon as possible consistent with GLADSTONE personnel policies and in no event later than ***************** from the date of notice of termination. In no case will such reimbursement exceed the total estimated projected cost of the Research Program, unless otherwise mutually agreed to by the Parties. Termination of this Agreement shall not relieve CNPI from the obligation to make any payments due and payable to GLADSTONE as of the date of termination. GLADSTONE shall have the right to retain, in full, payments received pursuant to Section 4.1 prior to the date of termination.

            (b) In the event this Agreement is terminated by CNPI pursuant to Sections 2.1 or 8.2 above,

                  (i) CNPI's exclusive option for an exclusive license under the Option Agreement or additional exclusive licenses under the License Agreement, as the case may be, shall continue in full force and effect with respect to the Invention (as defined therein) and any

                        New Inventions arising on or prior to the date on which the Research Program is terminated pursuant to clause
                        (a) above, and the Option Agreement shall not be terminated by The Regents except as provided in clause
                        (ii) below.

                  (ii) CNPI shall notify The Regents within six (6) months of the date of termination of the Research Program pursuant to clause (a) above whether CNPI is exercising its option under the Option Agreement, such notice to be in the form required by the Option Agreement. If CNPI elects not to exercise its option under the Option Agreement or fails to properly do so within the aforementioned six (6) month period, then The Regents may terminate the Option Agreement in accordance with its terms. If CNPI properly exercises its option under the Option agreement, then CNPI and The Regents shall negotiate the License Agreement or amendment(s) thereto (as the case may be) as provided in the Option/License Agreement.

                  (iii) CNPI's right of first refusal under Section 6.4 hereof shall continue in full force and effect (A) with respect to any and all New Inventions arising prior to or on the date on which the Research Program is terminated pursuant to clause (a) of this Section 8.3 as to which CNPI has elected (or has been deemed to have elected) not to secure a license pursuant to Section 6.4 hereof and (B) until the expiration of the applicable two (2) year period with respect to each New Invention for which a Final Proposal has been delivered.

            (c) In the event this Agreement is terminated by GLADSTONE/Regents pursuant to Section 8.2 above, CNPI's exclusive option for an exclusive license under the Option Agreement, or for additional exclusive licenses under the License Agreement, as the case may be, shall terminate, and the Option Agreement shall terminate.

      8.4. SURVIVAL. The following Sections and Articles of this Agreement shall survive the expiration or termination for any reason of this Agreement:
Sections 3.2, 6.2, 6.4 (as provided in Section 8.3(b) above), 6.5, 6.6, 8.3 and
8.4 and Articles 7, 9 and 10.


9.    INDEMNIFICATION

      9.1. INDEMNIFICATION BY CNPI. CNPI agrees to defend, indemnify and hold harmless GLADSTONE, its partners, its employees and or agents from and against all complaints, causes of action, claims, losses, costs, damages, liabilities, or expenses by reason of any liability sought to be imposed upon GLADSTONE resulting from injuries to persons or damages to property, provided such injuries to persons or damage to property are due or claimed to be due as a result of acts or omissions of acts of CNPI, its officers, employees or agents.

      9.2. INDEMNIFICATION BY GLADSTONE. GLADSTONE agrees to defend, indemnify and hold harmless CNPI, its affiliates, officers, directors, employees and agents from and against all complaints, causes of actions, claims, losses, costs, damages, liabilities, or expenses by reason of any liability sought to be imposed upon CNPI resulting from injuries to persons or damages to property, provided such injuries to persons or damages to property are due or claimed to be due as a result of acts or omission of acts of GLADSTONE, its partners, employees or agents.

      9.3. PROCEDURE. A Party or any of its Affiliates or their respective employees or agents (the "Indemnitee") that intends to claim indemnification under this Article 9 shall promptly notify the other Party (the "Indemnitor") of any loss, claim, damage, liability, expenses, or action in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall assume the defense thereof with counsel mutually satisfactory to the Parties; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceedings. The indemnity agreement in this Article 9 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 9, but the omission so to deliver notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnitee otherwise than under this Article
9. The Indemnitee under this Article 9, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this indemnification. In the event that each Party claims indemnity from the other and one Party is finally held liable to indemnify the other, the Indemnitor shall additionally be liable to pay the reasonable legal costs and attorneys' fees incurred by the Indemnitee in establishing its claim for indemnity.


10.   GENERAL PROVISIONS

      10.1. ARBITRATION. If the Principal Investigator and the Co-Principal Investigator can not resolve a dispute, any controversy or claim arising out of or relating to any provision of this Agreement or any breach thereof, shall be settled by arbitration conducted in California in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration panel will be conducted before a single arbitrator with experience in the biotechnology industry provided that both Parties are able to agree on the identity of such single arbitrator. If the Parties cannot agree on a single arbitrator, there will be three arbitrators, with each Party selecting one and the two arbitrators so selected choosing a third. Judgment upon the award rendered by the arbitrator(s) shall be binding on the Parties and may be entered by either Party in any court or forum, state or federal, having jurisdiction.

      10.2. GOVERNING LAW. This Agreement shall be governed by, construed, and interpreted in accordance with the laws of the State of California, without reference to principles of conflicts of laws.

      10.3. INDEPENDENT CONTRACTORS. The relationship of CNPI and GLADSTONE established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give any of the Parties hereto the power to direct or control the day-to-day activities of another Party hereto, (ii) constitute the Parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking or (iii) allow any of the Parties hereto to create or assume any obligations on behalf of another Party hereto for any purposes whatsoever.

      10.4. PARTIES BOUND. This Agreement, including the indemnification provisions, shall be binding upon and inure to the benefit of the Parties hereto, their respective successors, assigns, legal representatives and heirs. CNPI may assign or transfer CNPI's rights and obligations under this Agreement to an affiliate of CNPI or a successor to all or substantially all of its assets or business relating to this Agreement, whether by sale, merger, operation of law or otherwise. This Agreement shall not otherwise be assignable by either Party without the prior written consent of the other Party.

      10.5. ENTIRE AGREEMENT. This Agreement and the Option/License Agreement constitute the entire and only agreements between the parties relating to the subject matter hereof, and all prior negotiations, representations, agreements and understandings are superseded by this Agreement and the Option/License Agreement.

      10.6. FURTHER ASSURANCES. At any time or from time to time on and after the Effective Date, the Principal Investigator and GLADSTONE shall at the request of CNPI (i) deliver to CNPI such records, data or other documents consistent with the provisions of this Agreement, (ii) execute, and deliver or cause to be delivered, all such assignments, consents documents or further instruments of transfer or licenses and (iii) take or cause to be taken all such other actions, as CNPI may reasonably deem necessary or desirable in order for CNPI to obtain the full benefits of this Agreement and the transactions contemplated hereby.

      10.7. RIGHT TO DEVELOP INDEPENDENTLY. Nothing in this Agreement will impair CNPI's right to independently acquire, license, develop or have developed, utilize or otherwise exploit similar information and technology performing the same or similar functions as the information and technology provided by the Principal Investigator and/or GLADSTONE. In addition, nothing in this Agreement is intended to prohibit Principal Investigator from independently collaborating with academic, non-commercial parties on the Research Program with the prior written consent of CNPI. CNPI hereby acknowledges that the Principal Investigator intends to enter into an agreement with Lawrence Livermore National Laboratory to perform the crystallography work of the Research Program and consents to such arrangement.

      10.8. NOTICES. Except for the remittance of payments which are governed by
Section 4.1, any notice or other communication required or permitted under this Agreement shall be in writing and will be deemed received, if delivered by courier on a business day, on the day delivered, or five (5) days after mailing if mailed by first-class, certified or registered mail, postage prepaid, to the respective addresses given below or to such other addresses as are designated by written notice:

      If to GLADSTONE or the
      Principal Investigator:       The J. David Gladstone Institutes
                                    P.O. Box 419100
                                    San Francisco, CA 94141-9100
                                    Attention: Dr. Robert W. Mahley
                                                Executive Director

      with a copy to:               Richard Hille
                                    J. David Gladstone Institutes
                                    43 Corporate Park
                                    Suite 102
                                    Irvine, CA  92714

      If to CNPI:                   CNPI
                                    c/o Cambridge NeuroScience, Inc.
                                    One Kendall Square
                                    Building 700
                                    Cambridge, MA 02139
                                    Attention: Harry W. Wilcox

      with a copy to:               Palmer & Dodge LLP
                                    One Beacon Street
                                    Boston, MA 02108
                                    Attention: F. Andrew Anderson, Esq.


      10.9. USE OF NAMES. Neither Party will use the name of the other Party or its employees in any advertisement, press release, or other publicity without the prior written approval of the other Party, such approval not to be unreasonably withheld or delayed, except as may be required by applicable federal or state securities laws or regulations. CNPI understands that the California Education Code section 92000 provides that the name "University of California" is the property of the State of California and that no person shall use that name in a manner prohibited by the said Section 92000 without the permission of The Regents. Such permission may be granted by the Chancellor or his designee. GLADSTONE shall have the right to acknowledge CNPI's support of the research performed under this Agreement in scientific publications and other scientific communications.

      10.10. NO ORAL MODIFICATION. No change, modification, extension, termination of this Agreement or of any provisions hereof shall be effective unless assented to in writing by each of the Parties.

      10.11. WAIVER. No waiver of any rights, shall be effective unless assented to in writing by the Party to be charged and the waiver of any breach of default shall not constitute a waiver of any other right hereunder or any subsequent breach or default.

      10.12. HEADINGS. The headings of the Sections and Articles of this Agreement are intended for convenience of reference only and are not intended to affect in any way the meaning or interpretation of this Agreement.

      10.13. SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided, that no such severability shall be effective if the result of such action materially changes the economic benefit of this Agreement to CNPI, or to the Principal Investigator or GLADSTONE.

      10.14. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      10.15. FORCE MAJEURE. The parties to this Agreement shall be excused from any performance required hereunder if such performance is rendered impossible or unfeasible due to any catastrophes or other major events beyond their reasonable control, including, without limitation, war, riot, and insurrection; laws, proclamations, edicts, ordinances or regulations; strikes, lock-outs or other serious labor disputes; and floods, fires, explosions, or other natural disasters. When such events have abated, the Parties' respective obligations hereunder shall resume.

      IN WITNESS WHEREOF, each of the undersigned have caused this Agreement to be executed by their duly authorized representatives.


CAMBRIDGE NEUROSCIENCE PARTNERS, INC.




By: /s/ R.N. McBurney                                Date
    ----------------------------------------              -------------------
Name: R.N. McBurney
     ---------------------------------------
      (please print)

Title: President
       -------------------------------------



THE J. DAVID GLADSTONE INSTITUTE




By: /s/ Richard S. Brawerman                        Date
    ----------------------------------------              -------------------
    Richard S. Brawerman, Trustee




By: /s/ Albert A. Dorman                            Date
    ----------------------------------------              -------------------
    Albert A. Dorman, Trustee




By: /s/ Richard D. Jones                            Date
    ----------------------------------------              -------------------
    Richard D. Jones, Trustee


I have read and agree to the terms and conditions of this Agreement:



By: /s/ Dr. Robert W. Mahley                        Date
    ----------------------------------------              -------------------
    Dr. Robert W. Mahley
    Principal Investigator

CAMBRIDGE NEUROSCIENCE, INC. agrees to guarantee performance of CNPI's financial obligations under Section 8.3(a) and Articles 4, 6 and 9 of this Agreement.




By:/s/ Elkan Gamzu                                  Date
    ----------------------------------------              -------------------
Name: Elkan Gamzu
      --------------------------------------
             (please print)

Title: President and CEO
       -------------------------------------

   Confidential material ommitted and filed separately with the Securities and Exchange Commisssion. Asterisks denote such ommissions.



                                    Exhibit A
                                    ---------



                  GLADSTONE INSTITUTE OF CARDIOVASCULAR DISEASE
                         CAMBRIDGE NEUROSCIENCE PROPOSAL




     This proposal represents an integrated approach for a drug discovery program targeting populations that will likely include: Alzheimer's disease, stroke, head trauma, central nervous system infections, and age-associated cognitive decline. The proposal is based on the concept that apolipoprotein (apo-)E plays a critical role in a final common pathway in neuronal repair/remodeling (Figure 1). The proposed drug development program is based on the following hypotheses that have resulted from the research of Gladstone investigators.




                      ************************************

     Confidential material ommitted and filed separately with the Securities and Exchange Commisssion. Asterisks denote such ommissions.




                      ************************************

     Confidential material ommitted and filed separately with the Securities and Exchange Commisssion. Asterisks denote such ommissions.




                       ***********************************

     Confidential material ommitted and filed separately with the Securities and Exchange Commisssion. Asterisks denote such ommissions.




                      ************************************

     Confidential material ommitted and filed separately with the Securities and Exchange Commisssion. Asterisks denote such ommissions.




                       ***********************************

 Confidential material ommitted and filed separately with the Securities and Exchange Commisssion. Asterisks denote such ommissions.




                      ************************************

     Confidential material ommitted and filed separately with the Securities and Exchange Commisssion. Asterisks denote such ommissions.




                       ***********************************

     Confidential material ommitted and filed separately with the Securities and Exchange Commisssion. Asterisks denote such ommissions.




                      ************************************

     Confidential material ommitted and filed separately with the Securities and Exchange Commisssion. Asterisks denote such ommissions.




                       ***********************************

     Confidential material ommitted and filed separately with the Securities and Exchange Commisssion. Asterisks denote such ommissions.




                      ************************************

    Confidential material ommitted and filed separately with the Securities and Exchange Commisssion. Asterisks denote such ommissions.




                       ***********************************

    Confidential material ommitted and filed separately with the Securities and Exchange Commisssion. Asterisks denote such ommissions.




                      ************************************

    Confidential material ommitted and filed separately with the Securities and Exchange Commisssion. Asterisks denote such ommissions.




                       ***********************************

    Confidential material ommitted and filed separately with the Securities and Exchange Commisssion. Asterisks denote such ommissions.



                                     BUDGET

I.  Scientific Staff
                                                              % effort
                                                              --------
         Robert W. Mahley, M.D., Ph.D.                          ***         Project Director
         Karl H. Weisgraber, Ph.D.                              ***         Co-investigator
         Robert E. Pitas, Ph.D.                                 ***         Co-investigator
         Lennart Mucke, M.D.                                    ***         Co-investigator

                                                                                                      ******
II.      Support Staff
                                            Supervisor        % effort      Salary
                                            ----------        --------      ------
         Hassibullah Akeefe                 Mahley/Pitas       ****          *****
           Research Associate
         Manuel Buttini, Ph.D.              Mucke              ****          *****
           Postdoctoral Fellow
         Francine Compagno                  Mucke              ****          *****
           Research Associate
         Mark Holm, M.D.                    Mahley/Pitas       ****          *****
           Postdoctoral Fellow
         Yvonne M. Newhouse                 Weisgraber         ****          *****
           Senior Research Associate
         Stephen J. Russell                 Weisgraber         ****          *****
           Research Associate
         Lubica Supekova, Ph.D.             Mahley/Pitas       ****          *****
           Postdoctoral Fellow
         Anton Wyss-Coray, Ph.D.            Mucke              ****          *****
           Staff research Investigator
         Xiao, Xu, M.D., Ph.D.              Mucke              ****          *****
           Postdoctoral Fellow
         Postdoctoral Fellow, TBN           Weisgraber         ****          *****
           (X-ray crystallography)
         Postdoctoral Fellow, TBN           Pitas              ****          *****
           (cell biology)
         Postdoctoral Fellow, TBN           Mucke              ****          *****
           (transgenic models)

                                                                                                 *****
III.     Supplies

         ************************                              *****
         ************************                              *****
         ************************                              *****
         ************************                              *****
         ************************                              *****
         ************************                              *****

                                                      - 14 -

    Confidential material ommitted and filed separately with the Securities and Exchange Commisssion. Asterisks denote such ommissions.



                                                                          *****
(Approximately 12 full-time staff assigned to this program--supply budget represents about ******* per research associate/postdoctoral fellow/scientist)



IV.  Animal Models



     Animal purchases and per diem costs                                  *****



V.   X-ray Crystallography Support Servies
     (Lawrence Livermore National Laboratory)



     Personnel                 % effort
     ---------                 --------
     B.Rupp, Ph.D.             ****              *****
     S. Parkin, Ph.D.          ****              *****
                                                            *****



     Supplies                                    *****
     Organization facility charge                *****
                                                            *****
                               Total direct cost            *****
                               Indirect cost                *****
                                   Total                                  *****



VI. Travel



    Travel to research meetings with Cambridge NeuroScience scientists:
    4 investigators x *** trips @ ****** each                             *****
         Total Gladstone direct costs                                     *****
         Gladstone indirect costs (benefits, overhead)                    *****
                          TOTAL                                           *****




Budget for Year 02



         Year 01 plus **** adjustment for inflation                       *****



Budget for Year 03



         Year 02 plus **** adjustment for inflation                       *****




* Notwithstanding the above totals, NCPI's funding obligations are limited to the amounts set forth in Section 4.1 of the Agreement.

FF
Principal Investigator/Program Director (Last, first, middle): Mahley, Robert W.
--------------------------------------------------------------------------------




                               BIOGRAPHICAL SKETCH



 Provide the following information for the key personnel in the order listed on
     Form Page 2. Photocopy this page or follow this format for each person.
--------------------------------------------------------------------------------
NAME                                                          POSITION TITLE
Robert W. Mahley                                              Director
--------------------------------------------------------------------------------
EDUCATION/TRAINING (Begin with baccalaureate or other initial professional education, such as nursing, and include postdoctoral training.)
--------------------------------------------------------------------------------
                                      DEGREE
         INSTITUTION AND LOCATION     (if applicable) YEAR(S)  FIELD OF STUDY
--------------------------------------------------------------------------------
Maryville College, Maryville, TN      B.S.             1963
Vanderbilt University, Nashville, TN  Ph.D.            1968    Pathology/Anatomy
Vanderbilt University, Nashville, TN  M.D.             1970



--------------------------------------------------------------------------------



RESEARCH AND PROFESSIONAL EXPERIENCE: Concluding with present position, list, in chronological order, previous employment, experience, and honors. Include present membership on any Federal Government public advisory committee. List, in chronological order, the titles, all authors, and complete references to all publications during the past three years and to representative earlier publications pertinent to this application. If the list of publications in the last three years exceeds two pages, select the most pertinent publications. DO NOT EXCEED TWO PAGES.
EMPLOYMENT AND EXPERIENCE
1963-1964     Instructor of Biology, Maryville College, Maryville, TN
1964-1970     Combined M.D.-Ph.D. program at Vanderbilt University,
              Nashville, TN
1970-1971     Internship, Pathology, Vanderbilt University, Nashville, TN
1971-1975     Staff, National Heart, Lung and Blood Institute, NIH,
              Bethesda, MD
1975-1979     Head, Comparative Atherosclerosis and Arterial Metabolism
              Section, Laboratory of Experimental Atherosclerosis, National
              Heart, Lung and Blood Institute, NIH, Bethesda, MD
1979-Present  Director, Gladstone Institute of Cardiovascular Disease;
              Senior Staff Member, Cardiovascular Research Institute, and
              Professor of Pathology and Medicine, University of California,
              San Francisco, CA
1992-Present  President, The J. David Gladstone Institutes
PROFESSIONAL SOCIETIES AND HONORS
Association of American Physicians; American Society for Clinical Investigation; American Society of Biological Chemistry; International Academy of Pathology; American Heart Association (AHA); Merrill Award in Experimental Pathology; Bordon Award for Basic Medical Research; Vivian B. Allen Medical Scholarship; Pfizer Traveling Fellows; Heinrich Wieland Prize; Chairman, Program Committee of Council on Arteriosclerosis (AHA); Chairman, Gordan Conference on Lipid Metabolism; Editorial Boards: Journal of Lipid Research, Journal of Clinical Investigation, and Journal of Clinical Investigation; Chairman, Gordon Conference on Arteriosclerosis; George Lyman Duff Memorial Lectureship (AHA award); National Research Committee (AHA); CIBA-GEIGY Drew Award in Biomedical Research; Metropolitan Life Foundation Award for Medical Research; Honorary Degree of Doctor of Medicine, University of Goteborg, Goteborg, Sweden; National Cholesterol Education Program DeWitt S. Goodman Award for Basic Science Achievement.
PUBLICATIONS (selected recent publications)
1. Mahley, R.W. (1988 Apolipoprotein E: Cholesterol transport protein with expanding role in cell biology. Science 240: 622-630.
2. Boyles, J.K., Zoellner, C.D., Anderson, L.J., Kosik, L.M., Pitas, R.E., Weisgraber, K.H., Hui, D.Y., Mahley, R.W., Gebicke-Haerter, P.J., Ignatius, M.J., and Shooter, E.M. (1989) A role for apolipoprotein E, apolipoprotein A-I, and low density lipoprotein receptors in cholesterol transport during regeneration and remyelination of the rat sciatic nerve. J. Clin. Invest. 83: 1015-1031.
3. Mahley, R.W., Hui, D.Y., Innerarity, T.L., and Beisiegel U. (1989) Chylomicron remnant metabolism. Role of hepatic lipoprotein receptors in mediating uptake. Arteriosclerosis 9: I-14--I-8.
4. Hussain, M.M., Mahley, R.W., Boyles, J.K., Fainaru, M., BRECHT, W.J., and Lindquist, P. (1989) Chylomicronchyomicron remnant clearance by liver and bone marrow in rabbits. Factors that modify tissue-specific uptake. J. Biol. Chem. 264: 9571--9582.
5. Hussain, M.M., Mahley, R.W., Boyles, J.K., Lindquist, P.A., Brecht, W.J., and Innerarity, T.L. (1989) Chylomicron metabolism. Chylomicron uptake by bone marrow in different animal species. J. Biol. Chem. 264: 17931--17938.



--------------------------------------------------------------------------------



PHS 398 (Rev. 5/95)            (Form Page 6) Page  16                        FF
                                                  ----
Number pages consecutively at the bottom throughout the application.
Do NOT use suffixes such as 3a, 3b.

Principal Investigator/Program Director (Last, first, middle): Mahley, Robert W.
--------------------------------------------------------------------------------



6. Mahley, R.W., Weisgraber, K.H., Hussain, M.M., Greenman, B., Fisher, M., Vogel, T., and Gorecki, M. (1989) Intravenous infusion of apolipoprotein E accelerates clearance of plasma lipoproteins in rabbits. J. Clin. Invest. 83: 2125--2130.
7. Weisgraber, K.H., Mahley, R.W., Kowal, R.C., Herz, J., Goldstein, J.L., and Brown, M.S. (1990) Apolipoprotein C-I modulates the interaction of apolipoprotein E with (beta)-migrating very low density lipoproteins ((beta)-VLDL) and inhibits binding of (beta)-VLDL to low density lipoprotein receptor-related protein. J. Biol. Chem. 265: 22453--22459.
8. Innerarity, T.L., Mahley, R.W., Weisgraber, K.H., Bersot, T.P., Krauss, R.M., Vega, G.L., Grundy, S.M., Friedl, W., Davignon, J., and McCarthy, B.J. (1990) Familial defective apolipoprotein B100: A mutation of apolipoprotein B that causes hypercholesterolemia. J. Lipid Res. 31:
     1337--1349.
9.   Mahley, R.W., Weisgraber, K.H., Innerarity, T.L., and Rall, S.C., Jr.
     (1991) Genetic defects in lipoprotein metabolism. Elevation of atherogenic lipoproteins caused by impaired catabolism. J. Am. Med. Assoc. 265: 78--83.
10. Hussain, M.M., Maxfield, F.R., Mas-Oliva, J., Tabas, I., JI, Z.-S., Innerarity, T.L., and Mahley, R.W. (1991) Clearance of chylomicron remnants by the low density lipoprotein receptor-related protein/[alpha]2-macroglobulin receptor. J. Biol. Chem. 266: 13936--13940.
11.  Wilson, C., Wardell, M.R., Weisgraber, K.H., Mahley, R.W., and Agard, D.A.
     (1991) Three-dimensional structure of the LDL receptor-binding domain of human apolipoprotein E. Science 252: 1817--1822.
12. Handelmann, G.E., Boyles, J.K., Weisgraber, K.H., Mahley, R.W., and Pitas, R.E. (1992) Effects of apolipoprotein E, (beta)-very low density lipoproteins, and cholesterol on the extension of neurites by rabbit dorsal root ganglion neurons in vitro. J. Lipid Res. 33: 1677--1688.
13. Ji, Z-S., Brecht, W.J., Miranda, R.D., Hussain, M.M., Innerarity, T.L., and Mahley, R.W. (1993) Role of heparan sulfate proteoglycans in the binding and uptake of apolipoprotein E-enriched remnant lipoproteins by cultured cells. J. Biol. Chem. 268: 10160--10167.
14. Ji, Z.-S., Fazio, S., Lee, Y.-L., and Mahley, R.W. (1994) Secretion-capture role for apolipoprotein E in remnant lipoprotein metabolism involving cell surface heparan sulfate proteoglycans. J. Biol. Chem. 269: 2764--2772.
15. Ji, Z-S., Fazio, S., and Mahley, R.W. (1994) Variable heparan sulfate proteoglycan binding of apolipoprotein E variants may modulate the expression of type III hyperlipoproteinemia. J. Biol. Chem. 269:
     13421--13428.
16. Nathan, B.P., Bellosta, S., Sanan, D.A., Weisgraber, K.H., Mahley, R.W., and Pitas, R.E. (1994) Differential effects of apolipoprotein E3 and E4 on neuronal growth in vivo. Science 264: 850--852.
17. Dong, L.-M., Wilson, C., Wardell, M.R., Simmons, T., Mahley, R.W., Weisgraber, K.H., and Agard, D.A. (1994) Human apolipoprotein E. Role of arginine 61 in mediating the lipoprotein preferences of the E3 and E4 isoforms. J. Biol. Chem. 269: 22358--22365.
18. Ji, Z.-S., Sanan, D.A., and Mahley, R.W. (1995) Intravenous heparinase inhibits remnant lipoprotein clearance from the plasma and uptake by the liver: In vivo role of heparan sulfate proteoglycans. J. Lipid Res. 36:
     583--592.
19. Mahley, R.W., Nathan, B.P., Bellosta, S., and Pitas, R.E. (1995) Apolipoprotein E: Impact of cytoskeletal stability in neurons and the relationship to -- Alzheimer's disease. Curr. Opin. Lipidol. 6: 86--91.
20. Bellosta, S., Mahley, R.W., Sanan, D.A., Murata, J., Newland, D.L., Taylor, J.M., and Pitas, R.E. (1995) Macrophage-specific expression of human apolipoprotein E reduces atherosclerosis in hypercholesterolemic apolipoprotein E-null mice. J. Clin. Invest. 96: 2170--2179.
21. Nathan, B.P., Chang, K.-C., Bellosta, S., Brisch, E., Ge, N., Mahley, R.W., and Pitas, R.E. (1995) The inhibitory effect of apolipoprotein E4 on neurite outgrowth is associated with microtubule depolymerization. J. Biol. Chem. 270: 19791--19799.
22. Holtzman, D.M., Pitas, R.E., Kilbridge, J., Nathan, B., Mahley, R.W., Bu, G., and Schwartz, A.L. (1995) Low density lipoprotein receptor-related protein mediates apolipoprotein E-dependent neurite outgrowth in a central nervous system-derived neuronal cell line. Proc. Natl. Acad. Sci. USA 92:
     9480--9484.
23. Bellosta, S., Nathan, B.P., Orth, M., Dong, L-M., Mahley, R.W., and Pitas, R.E. (1995) Stable expression and secretion of apolipoproteins E3 and E4 in mouse neuroblastoma cells produces differential effects on neurite outgrowth. J. Biol. Chem. 270: 27063--27071.
24. Mahley, R.W., Nathan, B.P., and Pitas, R.E. Apolipoprotein E: Structure, function, and possible roles in Alzheimer's disease. Ann. N.Y. Acad. Sci. In press.



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PHS 398 (Rev. 5/95)              Page  17
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Principal Investigator/Program Director (Last, first, middle): Mahley, Robert W.
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                               BIOGRAPHICAL SKETCH



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 on Form Page 2. Photocopy this page or follow this format for each person.
--------------------------------------------------------------------------------



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NAME                                       POSITION TITLE
Karl H. Weisgraber                         Senior Scientist, Associate Director



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EDUCATION/TRAINING (Begin with baccalaureate or other initial professional education, such as nursing, and include postdoctoral training.)
--------------------------------------------------------------------------------
                                       DEGREE
     INSTITUTION AND LOCATION          (if applicable)  YEAR(S) FIELD OF STUDY
--------------------------------------------------------------------------------
University of Connecticut, Storrs, CT  B.A.               1964  Chemistry
University of Connecticut, Storrs, CT  Ph.D.              1969  Organic
                                                                Chemistry



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RESEARCH AND PROFESSIONAL EXPERIENCE: Concluding with present position, list, in chronological order, previous employment, experience, and honors. Include present membership on any Federal Government public advisory committee. List, in chronological order, the titles, all authors, and complete references to all publications during the past three years and to representative earlier publications pertinent to this application. If the list of publications in the last three years exceeds two pages, select the most pertinent publications. DO NOT EXCEED TWO PAGES.
EMPLOYMENT AND EXPERIENCE
1969-1970     Staff Fellow, National Institute of Arthritis, Metabolism and
              Digestive Diseases, Bethesda, MD
1970-1971     National Research Council Postdoctoral Research Associate,
              Agricultural Research Service USDA, Pasadena, CA
1972          Principal Scientist, Meloy Laboratories, Springfield, VA
1972-1976     Senior Staff Fellow, National Heart and Lung Institute, Bethesda,
              MD
1976-1979     Expert, National Heart, Lung and Blood Institute, Bethesda, MD
1979-1981     Assistant Professor, Department of Pathology, Associate Staff
              Member, Cardiovascular Research Institute, University of
              California, San Francisco, CA
1981-1987     Associate Professor, Department of Pathology, University of
              California, San Francisco, CA
1979-Present  Senior Scientist, Gladstone Institute of Cardiovascular Disease,
              San Francisco, CA
1981-Present  Senior Staff Member, Cardiovascular Research Institute, University
              of California, San Francisco, CA
1982-Present  Associate Director, Gladstone Institute of Cardiovascular Disease,
              San Francisco, CA
1987-Present  Professor, Department of Pathology, University of
              California, San Francisco, CA
 PROFESSIONAL SOCIETIES AND HONORS
Metropolitan Life Foundation Award for Medical Research-1994; Merck Frosst
Canada Distinguished Lecturer-1993; Clinical Institute of Montreal Distinguished Lecturer-1983; NIH Physiological Chemistry Study Section 1993-1995; Chairman, American Heart Association (AHA) AHA Arteriosclerosis Council Nominating Committee 1993-1995; Chair, AHA Arteriosclerosis Council Credentials Committee 1984-1986; Editorial Board Member of Arteriosclerosis, Thrombosis, and Vascular Biology and the Journal of Lipid Research; AHA Arteriosclerosis Council Fellow; National Research Council Postdoctoral Research Associate; American Association for the Advancement of Science; American Chemical Society; New York Academy of Sciences; American Society for Biochemistry and Molecular Biology; American Crystallographic Association.
PUBLICATIONS (selected recent publications)
1. Weisgraber, K.H., Rall, S.C., and Mahley, R.W. (1981) Human E apoprotein heterogeneity. Cysteine-arginine interchanges in the amino acid sequence of the apo-E isoforms. J. Biol. Chem. 256: 9077--9083.
2. Rall, S.C., Jr., Weisgraber, K.H., and Mahley, R.W. (1982) Human apolipoprotein E: The complete amino acid sequence. J. Biol. Chem. 257:
     4171--4178.
3.   Weisgraber, K.H., Innerarity, T.L., Harder, K.J., Mahley, R.W., Milne,
     R.W., Marcel, Y.L., and Sparrow, J.T. (1983) The receptor binding domain of human apolipoprotein E: Monoclonal antibody inhibition of binding. J. Biol. Chem. 258: 12348--12354.
4. Weisgraber, K.H., Rall, S.C., Jr., Mahley, R.W., Milne, R.W., Marcel, Y.L., and Sparrow, J.T. (1986) Human apolipoprotein E: Determination of the heparin binding sites of apolipoprotein E3. J. Biol. Chem. 261: 2068--2076.



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Principal Investigator/Program Director (Last, first, middle): Mahley, Robert W.
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5.   Wetterau, J.R., Aggerbeck, L.P., Rall, S.C., Jr., and Weisgraber, K.H.
     (1988) Human apolipoprotein E3 in aqueous solution. I. Evidence for two structural domains. J. biol. Chem. 263: 6240--6248.
6. Aggerbeck, L.P., Wetterau, J.R., Weisgraber, K.H., Wu, C.-S.C., and Lindgren, F.T. (1988) Human apolipoprotein in aqueous solution. II. Properties of the amino-and carboxyl-terminal domains. J. Biol. Chem. 263:
     6249--6258.
7. Weisgraber, K.H., Mahley, R.W., Kowal, R.C., Herz, J., Goldstein, J.L., and Brown, M.S. (1990) Apolipoprotein C-I modulates interaction of apolipoprotein E with (beta)-migrating very low density lipoproteins ((beta)-VLDL) and inhibits binding of (beta)-VLDL to low density lipoprotein receptor-related protein. J. Biol. Chem. 265: 22453--22459.
8. Weisgraber, K.H. (1990) Apolipoprotein E distribution among human plasma lipoproteins: Role of the cysteine-arginine interchange at residue 112. J. Lipid Res. 31: 1503--1511.
9.   Wilson, C., Wardell, M.R., Weisgraber, K.H., Mahley, R.W., and Agard, D.A.
     (1991) Three-dimensional structure of the LDL receptor-binding domain of human apolipoprotein E. Science 252: 1817--1822.
10. Westerlund, J.A., and Weisgraber, K.H. (1993) Discrete carboxyl-terminal segments of apolipoprotein E mediate lipoprotein association and protein oligomerization. J. Biol. Chem. 268: 15745--15750.
11. Weisgraber, K.H. (1994) Apolipoprotein E: structure-function relationships. Adv. Protein Chem. 45: 249--302.
12. Strittmatter, W.J., Weisgraber, K.H., Huang, D., Dong, L.-M., Salvesen, G.S., Pericak-Vance, M., Schmechel, D., Saunders, A.M., Goldgaber, D., and Roses, A.D. (1993) Binding of (beta)A4 peptide to human apolipoprotein E:
     Isoform-specific effects and implications for late-onset Alzheimer disease. Proc. Natl. Acad. Sci. USA. 90: 8098--8102.
13. Weisgraber, K.H., Roses, A.D., and Strittmatter, W.J. (1994) The role of apolipoprotein E in the nervous system. Curr. Opin. Lipidol. 5: 110--116.
14. Srittmatter, W.J., Weisgraber, K.H., Goedert, M., Saunder, A.M., Huang, D., Corder, E.H., Dong. L.-M., Jakes, R., Albers, M.J., Gilbert, J.R., Han, S.-H., Hulette, C., Einstein, G., Schmechel, D.E., Pericak-Vance, M.A., and Roses, A.D. (1994) Hypothesis: Microtubule instability and paired helical filament formation in the Alzheimer disease brain as a function of apolipoprotein E genotype. Exp. Neurol. 125: 163--171.
15. Nathan, B.P., Bellosta, S., Sanan, D.A., Weisgraber, K.H., Mahley, R.W., and Pitas, R.E. (1994) Differential effects of apolipoproteins E3 and E4 on neuronal growth in vivo. Science 264: 850--852.
16. Dong, L.-M., Wilson, C., Wardell, M.R., Simmons, T., Mahley, R.W., Weisgraber, K.H., and Agard, D.A. (1994) Human apolipoprotein E: The role of arginine-61 in mediating the lipoprotein preferences of the E3 and E4 isoforms. J. Biol. Chem. 269: 22358--22365.
17. Sanan, D.A., Weisgraber, K.H., Russel, S.J., Mahley, R.W., Huang, D., Saunders, A., Schmechel, D., Wisniewski, T., Frangione, B., Roses, A.D., and Strittmatter, W.J. (1994) Apolipoprotein E associates with (beta) amyloid peptide of Alzheimer's disease to form novel monofibrils: Isoform apoE4 associates more efficiently than aopE3. J. Clin. Invest. 94:
     860--869.
18. Strittmatter, W.J., Saunders, A.M., Goedert, M., Weisgraber, K.H., Dong, L.-M., Jakes, R., Huang, D., Pericak-Vance, M., Schmechel, D., and Roses, A.D. (1994) Isoform-specific interactions of apolipoprotein E with microtubule-associated protein tau: Implications for Alzheimer disease. Proc. Natl. Acad. Sci. USA. 91: 11183--11186.
19. Wilson, C., T. Mau, Weisgraber, K.H., Wardell, M.R., Mahley, R.W., and Agard, D.A. (1994) Salt bridge relay triggers defective LDL receptor binding by a mutuant apolipoprotein. Structure 2: 713--718.
20. Weisgrabe, K.H., Pitas, R.E., and Mahley, R.W. (1994) Lipoproteins, neurobiology, and Alzheimer's disease: Structure and function of a apolipoprotein E. Curr. Opin. Struct. Biol. 4: 507-515.
21. Weisgraber, K.H., Newhouse, Y.M., and McPherson, A. (1994) Crystallization and preliminary X-ray analysis of human plasma apolipoprotein C-I. J. Mol. Biol. 236: 282--384.
22.  Evans, K.C., Berger, E.P., Cho. C.-G., Weisgraber, K.H., and Lansbury,
     P.T., Jr. (1995) Apolipoprotein E is a kinetic but not a thermodynamic inhibitor of amyloid formation: Implications for the pathogenesis and treatment of Alzheimer disease. Proc. Natl. Acad. Sci. USA 92: 763--767.



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PHS 398 (Rev. 5/95)                   Page  19
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Principal Investigator/Program Director (Last, first, middle): Mahley, Robert W.
-------------------------------------------------------------------------------



                               BIOGRAPHICAL SKETCH



Provide the following information for the key personnel in the order listed on
    Form Page 2. Photocopy this page or follow this format for each person.
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
NAME                                                           POSITION TITLE
Robert E. Pitas                                                Senior Scientist



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EDUCATION/TRAINING (Begin with baccalaureate or other initial professional education, such as nursing, and include postdoctoral training.)
--------------------------------------------------------------------------------
                                          DEGREE
INSTITUTION AND LOCATION                  (if applicable) YEAR(S) FIELD OF STUDY
--------------------------------------------------------------------------------
University of Rhode Island, Kingston, RI  B.S.            1965    Chemistry
University of Connecticut, Storrs, CT     Ph.D.           1976    Nutrition/
                                                                  Biochemistry



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RESEARCH AND PROFESSIONAL EXPERIENCE: Concluding with present position, list, in chronological order, previous employment, experience, and honors. Include present membership on any Federal Government public advisory committee. List, in chronological order, the titles, all authors, and complete references to all publications during the past three years and to representative earlier publications pertinent to this application. If the list of publications in the last three years exceeds two pages, select the most pertinent publications. DO NOT EXCEED TWO PAGES.
EMPLOYMENT AND EXPERIENCE
1969-1970     Research Assistant I, Department of Animal Industries, University
              of Connecticut, Storrs, CT
1973-1976     Research Assistant II, Department of Nutritional Sciences,
              University of Connecticut, Storrs, CT
1976-1979     Principal Scientist, Meloy Laboratories, Inc., Springfield, VA
1979-1984     Assistant Professor, Department of Pathology, University of
              California, San Francisco, CA
1979-Present  Senior Scientist, Gladstone Institute of Cardiovascular Disease,
              San Francisco, CA
1984-Present  Associate Staff Member, Cardiovascular Research Institute,
              University of California, San Francisco, CA
1984-1991     Associate Professor, Department of Pathology, University of
              California, San Francisco, CA
1991-Present  Professor, Department of Pathology, University of California,
              San Francisco, CA
PROFESSIONAL SOCIETIES AND HONORS
Honored Student Award from American Oil Chemists' Society; American Heart Association-Arteriosclerosis Council; American Institute of Nutrition; Member, Society for Neuroscience; Sigma Xi; Index Editor for the journal Lipids, 1978-1986; Associate Editor for the journal Lipids, 1986-present.
PUBLICATIONS (selected recent publications)
1. Pitas, R.E., Innerarity, T.L., Arnold, K., and Mahley, R.W. (1979) Rate and equilibrium constants for binding of apo-E HDLc (a cholesterol-inducted lipoprotein) and low density lipoproteins to human fibroblasts: Evidence for multiple receptor binding of apo-E HDLc. Proc. Natl. Acad. Sci. U.S.A. 76: 2311--2315.
2. Pitas, R.E., Innerarity, T.L., and Mahley, R.W. (1980) Cell surface receptor binding of phospholipid protein complexes containing different ratios of receptor-active and -inactive E apoprotein. J. Biol. Chem. 255:
     5454--5460.
3. Pitas, R.E., Boyles, J., Mahley, R.W., and Bissell, D.M. (1985) Uptake of chemically modified low density lipoproteins in vivo is mediated by specific endothelial cells. J. Cell Biol. 100: 103--117.
4. Ignatius, M.M., Shooter, E.M., Pitas, R.E., and Mahley, R.W. (1987) Lipoprotein uptake by neuronal growth cones in vitro. Science 236:
     959--962.
5. Pitas, R.E., Boyles, J.K., Lee, S.H., Hui, D., and Weisgraber, K.H. (1987) Lipoproteins and their receptors in the central nervous system:
     Characterization of the lipoproteins in cerebrospinal fluid an identification of apolipoprotein B,E (low density lipoprotein) receptors in brian. J. Biol. Chem. 262: 14352--14360.
6. Pitas, R.E., Boyles, J.K. Lee, S.H., Hui, D., and Mahley, R.W. (1987) Astrocytes synthesize apolipoprotein E and metabolize apolipoprotein E-containing lipoproteins. Biochim. Biophys. Acta 917: 148-161.
7. Boyles, J.K. Zoellner, C.D., Anderson, L.J., Kosik, L.M., Pitas, R.E., Weisgraber, K.H., Hui, D.Y., Mahley, R.W., Gebicke-Haerter, P.J., Ignatius, M.J., and Shooter, E.M. (1989) A role for apolipoprotein E, apolipoprotein A-I, and low density lipoprotein receptors in cholesterol transport during regeneration and remyelination of the rat sciatic nerve. J. Clin. Invest. 83: 1015--1031.



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Principal Investigator/Program Director (Last, first, middle): Mahley, Robert W.
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8.   Simonet, W.S., Bucay, N., Lauer, S.J., Wirak, D.O., Stevens, M.E.,
     Weisgraber, K.H., Pitas, R.E., and Taylor, J.M. (1990) In the absence of a downstream element, the apolipoprotein E gene is expressed at high levels in kidneys of transgenic mice. J. Biol. Chem. 265: 10809--10812.
9. Pitas, R.E. (1990) Expression of the acetyl low density lipoprotein receptor by rabbit fibroblasts and smooth muscle-cells: Up-regulation by phorbol esters. J Biol. Chem. 265: 12722--12727.
10. Simonet, W.S., Bucay, N., Pitas, R.E., Lauer, S.J., and Taylor, J.M. (l99l) Multiple tissue-specific elements control the apolipoprotein E/C-I gene locus in transgenic mice. J. Biol. Chem. 266: 8651--8654.
11. Arnold, K.S., Innerarity, T.L., Pitas, R.E., and Mahley, R.W. (1992) Lipoprotein-receptor interactions. In: Lipoprotein Analysis. A Practical Approach. Converse, C.A. and Skinner, E.R. eds. Oxford University Press, Oxford, England. pp. 145-168.
12.  Pitas, R.E., and Mahley, R.W. (1992) Analysis of tissue lipoproteins. In:
     Lipoprotein Analysis. A Practical Approach. Converse, C.A. and Skinner, E.R., eds. Oxford University Press, Oxford, England. pp. 215--242.
13. Handelmann, G.E., Boyles, J.K., Weisgraber, K.H., Mahley, R.W., and Pitas, R.E. (1992) Effects of apolipoprotein E, B-very low density lipoproteins, and cholesterol on the extension of neurites by rabbit dorsal root ganglion neurons in vitro. J. Lipid Res. 33: 1677--1688.
14. Pitas, R.E., Friera, A., McGuire, J., and Dejager, S. (1992) Further characterization of the acetyl LDL (scavenger) receptor expressed by rabbit smooth muscle cells and fibroblasts. Arterioscler. Thromb. 12: 1235--1244.
15. Lee, K.-D., Pitas, R.E., and Papahadjopoulos, D. (1992) Evidence that the scavenger receptor is not involved in the uptake of negatively charged liposomes by cells. Biochim. Biophys. Acta 1111: 1--6.
16. Dejager, S., Mietus-Snyder, M., and Pitas, R.E. (1993) Oxidized low density lipoproteins bind to the scavenger receptor expressed by rabbit smooth muscle cells and macrophages. Arterioscler. Thromb. 13: 371--378.
17. Dejager, S., Mietus-Snyder, M., Friera, A., and Pitas, R.E. (1993) Dominant negative mutations of the scavenger receptor: Native receptor inactivation by expression of truncated variants. J. Clin. Invest. 92: 894--902.
18. Mas-Oliva, J., Arnold, K.S., Wagner, W.D., Phillips, D.R., Pitas, R.E., and Innerarity, T.L. (1994) Isolation and characterization of a platelet-derived macrophage-binding proteoglycan. J. Biol. Chem. 269:
     10177--10183.
19. Nathan, B.P., Bellosta, S., Sanan, D.A., Weisgraber, K.H., Mahley, R.W., and Pitas, R.E. (1994) Differential effects of apolipoproteins E3 and E4 on neuronal growth in vitro. Science 264: 850--852.
20. Weisgraber, K.H., Pitas, R.E., and Mahley, R.W. (1994) Lipoproteins, neurobiology, and Alzheimer's disease: Structure and function of apolipoprotein E. Curr. Opin. Struct. Biol. 4: 507--515.
21. Mahley, R.W., Nathan, B.P., Bellosta, S., and Pitas, R.E. (1995) Apolipoprotein E: Impact of cytoskeletal stability in neurons and the relationship to Alzheimer's disease. Curr. Opin. Lipidol. 6: 86--91.
22. Nathan, B.P., Chang, K-C., Bellosta, S., Brisch, E., Ge, N., Mahley, R.W., and Pitas, R.E. (1995) The inhibitory effect of apolipoprotein E4 on neurite outgrowth is associated with microtubule depolymerization. J. Biol. Chem. 270: 19791--19799.
23. Gong, Q. and Pitas, R.E. (1995) Synergistic effects of growth factors on the regulation of smooth muscle cell scavenger receptor activity. J. Biol. Chem. 270: 21670--21678.
24. Holtzman, D.M., Pitas, R.E., Kilbridge, J., Nathan, B., Mahley, R.W., Bu, G., and Schwartz, A.L. (1995) LRP mediates apolipoprotein E-dependent neurite outgrowth in a CNS-derived neuronal cell line. Proc. Natl. Acad. Sci. USA. 92: 9480--9484.
25. Bellosta, S., Nathan, B.P., Orth, M., Dong, L.-M., Mahley, R.W., and Pitas, R.E. (1995) Stable expression and secretion of apolipoproteins E3 and E4 in mouse neuroblastoma cells produces differential effects on neurite outgrowth. J. Biol. Chem. 270: 27063--27071.
26. Weisgraber, K.H., Pitas, R.E., and Mahley, R.W. (1995) Role of apolipoprotein E in Alzheimer's disease. In: Atherosclerosis X. Woodford, F.P., Davignon, J., and Sniderman, A., eds. Elsevier Science Publishers, Amsterdam. pp. 670-674.
27. Young, S.G., Cham, C.M., Pitas, R.E., Burri, B.J., Connolly, A., Flynn, L., Pappu, A.S., Wong, J.S., Hamilton, R.L., and Farese, R.V., Jr. (1995) A genetic model for absent chylomicron formation: Mice producing apolipoprotein B in the liver, but not in the intestine. J. Clin. Invest. 96: 2932--2946.
28. Mahley, R.W., Nathan, B.P., and Pitas, R.E. Apolipoprotein E: Structure, function, and possible roles in Alzheimer's disease. Ann. N.Y. Acad. Sci.
     In press.



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PHS 398 (Rev. 5/95)                 Page  21
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Principal Investigator/Program Director (Last, first, middle): Mahley, Robert W.
--------------------------------------------------------------------------------



                               BIOGRAPHICAL SKETCH



Provide the following information for the key personnel in the order listed on
    Form Page 2. Photocopy this page or follow this format for each person.
--------------------------------------------------------------------------------




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NAME                                           POSITION TITLE
Lennart Mucke                                  Scientist II/Associate Professor



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EDUCATION/TRAINING (Begin with baccalaureate or other initial professional education, such as nursing, and include postdoctoral training.)
--------------------------------------------------------------------------------
                                       DEGREE
INSTITUTION AND LOCATION               (if applicable)   YEAR(S)  FIELD OF STUDY
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Freie Universitat Berlin, Germany                       1976-1980  Medicine
Max-Planck-Institute for Biophysical
Chemistry, Gottingen, Germany                           1979-1982  Neurobiology
Georg-August-Universitat,                 M.D.          1980-1982  Medicine
Gottingen, Germany
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RESEARCH AND PROFESSIONAL EXPERIENCE: Concluding with present position, list, in chronological order, previous employment, experience, and honors. Include present membership on any Federal Government public advisory committee. List, in chronological order, the titles, all authors, and complete references to all publications during the past three years and to representative earlier publications pertinent to this application. If the list of publications in the last three years exceeds two pages, select the most pertinent publications.
DO NOT EXCEED TWO PAGES.
EMPLOYMENT AND EXPERIENCE
1982-1984     Research Fellow, Department of Neurobiology, Max-Planck-Institute
              for Biophysical Chemistry, Gottingen, Germany
1984-1985     Resident, Department of Internal Medicine, The Cleveland Clinic,
              Cleveland, OH
1985-1988     Resident, Department to Neurology, Massachusetts General Hospital
              and Harvard Medical School, Boston, MA
1988          Chief Resident, Department of Neurology, Massachusetts General
              Hospital and Harvard Medical School, Boston, MA
1988-1990     Postdoctoral Fellow, Viral Immunobiology Laboratory, The Scripps
              Research Institute, La Jolla, CA
1990-1994     Assistant Professor, Department of Neuropharmacology, The Scripps
              Research Institute, La Jolla, CA
1994-1995     Associate Professor, Department of Neuropharmacology, The
              Scripps Research Institute, La Jolla, CA
1996-Present  Scientist II, Gladstone Molecular Neurobiology Program, The
              Gladstone Institute of Cardiovascular
              Disease, San Francisco, CA
1996-Present  Associate Professor, Department of Neurology and Program in
              Biological Sciences (Neuroscience Program), University of
              California, San Francisco, CA
PROFESSIONAL SOCIETIES AND HONORS
Society for Neuroscience; American Society for Virology; Editorial Board, Transgenics; Thyssen Foundation Career Development Award; National Multiple Sclerosis Society Fellowship Award; Weil Award for the Best Paper on
Experimental Neuropathology; Alzheimer's Disease Association Faculty Scholar Award; National Multiple Sclerosis Society Faculty Scholar Award (Harry Weaver Neuroscience Scholarship).
BOARD CERTIFICATION
American Board of Psychiatry and Neurology
PUBLICATIONS (selected recent publications)
1. Abraham, C.R., Razzaboni, B.L., Papastoitsis, G., Picard, E., Kanemaru, K., Meckelein, B., and Mucke, L. (1992) Purification and cloning of brain proteases capable of degrading the (beta)-amyloid precursor protein. Ann. N.Y. Acad. Sci. 674: 174--179.
2. Campbell, I.L., Abraham, C.R., Masliah, E., Kemper, P., Inglis, J.D., Oldstone, M.B.A., and Mucke, L. (1993) Neurologic disease induced in transgenic mice by cerebral overexpression of interleukin 6. Proc. Natl. Acad. Sci. USA 90: 10061--10065.



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Principal Investigator/Program Director (Last, first, middle): Mahley, Robert W.
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3.   Mucke, L., and Eddleston, M. (1993) Astrocytes in infectious and immune-mediated diseases of the central nervous system. FASEB J. 7:
     1226--1232.
4. Mucke, L. and Rockenstein, E.M. (1993) Prolonged delivery of transgene products to specific brain regions by migratory astrocyte grafts. Transgenics 1: 3--9.
5. Eddleston, M.P. and Mucke, L. (1993) Molecular-profile of reactive astrocytes. Implications for their role in neurologic disease. Neuroscience 54: 15--36.
6. Abraham,C.R., Kanemaru, K., and Mucke, L. (1993) Expression of cathepsin G-like and [alpha]-1 antichymotrypsin-like proteins in reactive astrocytes. Brain Res. 621: 222--232.
7. Rall, G.F., Mucke, L., Nerenberg, M., and Oldstone, M.B.A. (1994) A transgenic mouse model to assess the interaction of cytotoxic T lymphocytes with virally infected, class I MHC-expressing astrocytes. J. Neuroimmunol. 52: 61--68.
8. Toggas, S.M., Masliah, E., Rockenstein, E.M., Rall, G.F., Abraham, C.R., and Mucke, L. (1994) Central nervous system damage produced by expression of the HIV-1 coat protein gpl20 in transgenic mice. Nature 367: 188--193.
9.   Mucke, L., Masliah, E., Johnson, W.B., Ruppe, M.D., Alford, M.,
     Rockenstein, E.M., Forss-Petter, S., Pietropaolo, M., Mallory, M., and Abraham, C.R. (1994) Synaptotrophic effects of human amyloid (beta) protein precursor in the cortex of transgenic mice. Brain Res. 666: 151--167.
10. Johnson, W.B., Ruppe, M.D., Rockenstein, E.M., Price, J., Sarthy, V.P., Verderber, L.C., and Mucke, L. (1995) Indicator expression directed by regulatory sequences of the glial fibrillary acidic protein (GFAP) gene: In vivo comparison of distinct GFAP-lacZ transgenes. Glia 13: 174--184.
11. Games, D., Adams, D., Alessandrini, R., Barbour, R., Berthelette, P., Blackwell, C., Carr, T., Clemens, J., Donaldson, T., Gillespie, F., Guido, T., Hagopian, S., Johnson-Wood, K., Khan, K., Lee, M., Leibowitz, P., Lieberburg, I., Little, S., Masliah, E., McConlogue, L., Montoya-Zavala,
     M., Mucke, L., Paganini, L., and Penniman, L. (1995) Alzheimer-type neuropathology in transgenic mice overexpressing V717F (beta)-amyloid precursor protein. Nature 373: 523--527.
12.  Wyss-Coray, T., Feng, L., Masliah, E., Ruppe, M.D., Lee, H.S., Toggas,
     S.M., Rockenstein, E.M., and Mucke, L. (1995) Increased central nervous system production of extracellular matrix components and development of hydrocephalus in transgenic mice overexpressing transforming growth factor-(beta)1. Am. J. Pathol. 147: 53--67.
13. Mucke, L., Abraham, C.R., Ruppe, M.D., Rockenstein, E.M., Toggas, S.M., Alford, M., and Masliah, E. (1995) Protection against HIV- 1 gp120-induced brain damage by neuronal overexpression of amyloid protein precursor (APP).
     J. Exp. Med. 181: 1551--1556.
14. Rockenstein, E., McConlogue, L., Tan, H., Gordon, M., Power, M., Masliah, E., and Mucke, L. (1995) Levels and alternative splicing of amyloid (beta) protein-precursor (APP) transcripts in brains of transgenic mice and humans with Alzheimer's disease. J. Biol. Chem. 270: 28257--28267.
15. Verderber, L., Johnson, W., Mucke, L., and Sarthy, V. (1995) Differential regulation of a GFAP-lacZ transgene in retinal astrocytes and Muller cells. -- Invest. Ophthalmol. Vis. Sci. 36: 1137--1143.
16. Mucke, L., Masliah, E., and Campbell, I.L. (1995) Transgenic models to assess the neuropathogenic potential of HIV-1 proteins and cytokines. Curr. -- Top. Microbiol. Immunol. 202: 187--205.
17. Rall, G.F., Mucke, L., and Oldstone, M.B.A. (1995) Consequences of cytotoxic T lymphocyte interaction with MHC class I-expressing neurons in -- vivo. J. Exp. Med. 182: 1201--1212.
18. Borrow, P., Cornell, J.L., Ruppe, M.D., and Mucke, L. (1995) Immunization-induced inflammatory infiltration of the CNS in transgenic mice expressing a foreign antigen in astrocytes. J. Neuroimmunol. 61:
     133--149.
19. Toggas, S.M., Masliah, E., and Mucke, L. (1995) Memantine blocks HIV-1 gpl20-induced neuronal damage in the central nervous system of transgenic
     -- mice. Brain Res. 706: 303--307.
20. Masliah, E., Mallory, M., Alford, M., Ge, N., and Mucke, L. (1995) Abnormal synaptic regeneration in hAPP695 transgenic and apoE knockout mice. In Research Advances in Alzheimer's Disease and Related Disorders. Iqbal, K., Mortimer, J., Winblad, B., and Wisniewski, H. (eds), John Wiley & Sons, pp. 405--414.
21. Mucke, L., Abraham, C.R., and Masliah, E. (1996) Neurotrophic and neuroprotective effects of hAPP in transgenic mice. Ann. N. Y. Acad. Sci. 777: -- 82--89.
22. Wysss-Coray, T., Masliah, E., Toggas, S.M., Lee, H.S., and Mucke, L. (1996) Dysregulation of signal transduction pathways as a potential mechanism of nervous system alterations in HIV-1 gpl20 transgenic mice and humans with HIV-1 encephalitis. J. Clin. Invest. 97: 789--798.




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PHS 398 (Rev. 5/95)                       Page  23
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suffixes such as 3a, 3b.